AMENDMENT NO. 1 TO REVOLVING LINE OF CREDIT AGREEMENT AND OTHER LOAN
                                DOCUMENTS

                       Dated as of March 10, 1998

            This AMENDMENT NO. 1 TO REVOLVING LINE OF CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS between STANDARD MANAGEMENT CORPORATION, an Indiana corporation (the "Borrower"), and FLEET NATIONAL BANK, a national banking association (formerly known as Shawmut Bank Connecticut, National Association) (the "Bank").


            PRELIMINARY STATEMENT.


            A. The Borrower and the Bank have entered into an Amended and Restated Revolving Line of Credit Agreement dated as of November 8, 1996 (the "Existing Credit Agreement"; the terms defined therein being used herein as therein defined unless otherwise defined herein).


            B. The Borrower and the Bank have agreed to amend the Existing Credit Agreement, the Note and the other Loan Documents to increase the principal amount available thereunder from $16,000,000 to $20,000,000.


            SECTION

1         AMENDMENTS TO EXISTING CREDIT AGREEMENT AND NOTE.

                  I. EXISTING CREDIT AGREEMENT. The Existing Credit Agreement and the Note are, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:


               (i)  COMMITMENT.  The term "Commitment" contained in
          Section 2.1 is hereby modified to read as follows:


               "Commitment" means the obligation of the Bank to make the Loans to the Borrower under this Agreement up to the aggregate principal amount not to exceed at any time outstanding Twenty Million Dollars ($20,000,000), as such amount may be reduced or otherwise modified from time to time.


               (ii) REDUCTION OF COMMITMENT. Section 2.2 is hereby deleted in its entirety and the following is substituted in lieu thereof:


               The Commitment shall be reduced to (i) $16,666,667 on March 10, 2000 so that, for the period beginning March 10, 2000 through March 9, 2001, the Revolving Credit Loans made by the Bank to the Borrower shall not in the aggregate exceed $16,666,667; (ii) $13,333,334 on March 10, 2001 so that, for the period beginning March 10, 2001 through March 9, 2002, the Revolving Credit Loans made by the Bank to the Borrower shall not in the aggregate exceed $13,333,334;
          (iii) $10,000,001 on March 10, 2002 so that, for the period beginning March 10, 2002 through March 9, 2003, the Revolving Credit Loans made by the Bank to the Borrower shall not in the aggregate exceed $10,000,001; (iv) $6,666,668 on March 10, 2003 so that, for the period beginning March 10, 2003 through March 9, 2004, the Revolving Credit Loans made by the Bank to the Borrower shall not in the aggregate exceed $6,666,668; (v) $3,333,335 on March 10, 2004 so that, for the period beginning March 10, 2004 through March 10, 2005, the Revolving Credit Loans made by the Bank to the Borrower shall not in the aggregate exceed $3,333,335.


               (iii) TERMINATION DATE. The term "Termination Date" set forth in Section 1.1 is hereby modified to read as follows:


               "Termination Date" means the earlier to occur of (a) March 10, 2005, (b)(i) the final date on which all the indebtedness due under the Subordinated Instruments (as defined below) is paid in full, or (ii) the occurrence of a default or event of default under the Subordinated Instruments, whichever comes first, and (c) such earlier date as payment of the Loans shall be due (whether by acceleration or otherwise). For purposes herein, the term "Subordinated Instruments" means, collectively, the Note Agreement dated as of June 30, 1997 by and between the Borrower and each of Capitol American Life Insurance Company ("Capital American") and Transport Life Insurance Company ("Transport"), the Senior Subordinated Convertible Note dated June 30, 1997 in the principal amount of $3,628,427 made by the Borrower in favor of Capitol American, the Senior Subordinated Convertible Note dated June 30, 1997 in the principal amount of $2,000,000 made by the Borrower in favor of Transport, the Amended and Restated Note Agreement dated as of November 8, 1996, as amended and restated on June 30, 1997, by and between the Borrower and Great American Rese,rve Insurance Company


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                                                                              1




                ("GARCO"), the Amended and Restated Senior
          Subordinated Convertible Note dated November 8, 1996, as amended and restated as of June 30, 1997 in the principal amount of $4,371,573 made by the Borrower in favor of GARCO, and any and all documents executed in connection therewith, and including any amendments of any of the foregoing.


               (iv) CLOSING FEE. In order to induce the Bank to enter into this Amendment, the Borrower agrees to pay to the Bank a closing fee in an amount equal to $40,000 on the date of this Agreement.


               (v) COMMITMENT FEE. In order to induce the Bank to enter into this Amendment, the Borrower agrees to pay to the Bank a commitment fee on $4,000,000 at the rate of one-quarter of one percent (1/4 of 1%) per annum, based on a year of 360 days for the actual days elapsed, payable for the period beginning on April 18, 1997 and ending on March 9, 1998.


               (vi) USE OF PROCEEDS. The $4,000,000 increase in the Commitment afforded to the Borrower pursuant to this Amendment shall be used by the Borrower to finance the transactions contemplated under the Amended and Restated Agreement and Plan of Merger dated as of December 9, 1997 among the Borrower, Standard Acquisition Corporation and Savers Life Insurance Company, a North Carolina domestic stock insurance company (the "Plan of Merger").


               (vii) WARRANTS. In order to induce the Bank to enter into this Amendment, the Borrower shall deliver to the Bank on or prior to the date hereof, a Warrant, in the form attached hereto as EXHIBIT C, entitling the Bank to subscribe for and purchase 12,000 additional shares of common stock of the Borrower (said Warrant being referred to herein as the "Fourth Warrant"). The Bank has the immediate right under the Fourth Warrant to purchase 12,000 shares of common stock of the Borrower. The Bank acknowledges that the maximum number of shares of common stock of the Borrower which the Bank shall be entitled to purchase under the Fourth Warrant is 12,000 and that such shares must be purchased on or before April 15, 2004 pursuant to the terms of the Fourth Warrant.


               (viii) ACCOUNTING TERMS. The section reference preceding the heading "Accounting Terms" on page 9 of the Existing Credit Agreement shall be corrected to refer to
          Section 1.2.


               (ix) DEBT. Section 8.2 of the Existing Credit Agreement shall be modified to allow the Borrower to enter into the transactions contemplated under the Subordinated Instruments, provided, however, that the Borrower acknowledges that any and all amendments to the Subordinated Instruments shall be conditioned upon the written consent of the Bank.


                  II. NOTE. The Note is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in
Section 2 hereof, hereby amended and restated in its entirety in the form of EXHIBIT A hereto.


            SECTION 1
         CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective when, and only when, the Bank shall have received counterparts of this Amendment executed by the Borrower and the Bank, and Section 1 hereof shall become effective when, and only when, the Bank shall have additionally received all of the following documents, each document (unless otherwise indicated) being dated the date of receipt thereof by the Bank (which date shall be the same for all such documents), in form and substance satisfactory to the Bank:

                  I. The executed Amended and Restated Note in the form of EXHIBIT A hereto.


                  II. The executed Amended and Restated Pledge Agreement in the form of EXHIBIT B hereto, together with certificates representing the Pledged Shares referred to therein, accompanied by undated stock powers executed in blank.


                  III.   The  Fourth Warrant.


                  IV. The executed Amended and Restated Registration Rights Agreement in the form of EXHIBIT D hereto.


                  V. Evidence with respect to the consummation of the merger described in the Plan of Merger.


                  VI. Evidence of all applicable insurance regulatory approvals, if any, which are necessary or required in connection with the Borrower's execution, delivery and performance of the Loan Documents.


                  VII.   A schedule of insurance then in effect pursuant to
Section 7.5 of the Existing Credit Agreement.


                  VIII. Certified copies of (i) the resolutions of the Borrower approving this Amendment and the matters contemplated hereby and thereby and (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment and the matters contemplated hereby.


                  IX. A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower, authorized to sign this Amendment and the other documents to be delivered hereunder.


                  X. A certificate of existence for each of the Borrower, Standard Life, Standard Marketing, Dixie National and Savers Life Insurance Company.


                  XI. A favorable opinion of counsel for the Borrower (which may be delivered by in-house counsel) to the effect that this Amendment, and the Amended and Restated Note have been duly authorized, executed and delivered by the Borrower, and such instruments constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, with references therein to the Credit Agreement to mean the Existing Credit Agreement as amended by this Amendment.


                  XII. A certificate signed by a duly authorized officer of each Borrower stating that:


                        XIII. The representations and warranties contained in herein, in Article 6 of the Existing Credit Agreement and in each other Loan Document are true and correct on and as of the date of such certificate as though made on and as of such date;


                        XIV. No event has occurred and is continuing which constitutes a Default or Event of Default; and


                        XV. There has been no material adverse change in the business, management, operations, properties, prospects or condition (financial or otherwise) of the Borrower or any of its respective Affiliates or Subsidiaries since November 8, 1996.


                  XVI. Acknowledgment agreements executed by Capitol American, Transport and GARCO with respect to the subordination of the indebtedness owed under the Subordinated Instruments to the indebtedness owed to the Bank under the Note.


                  XVII. Any other closing items reasonably required by the Bank.


            SECTION

1         REPRESENTATIONS AND WARRANTIES OF THE BORROWERS.  Each Borrower
represents and warrants as follows:

                  I. The execution, delivery and performance by the Borrower of this Amendment, the Amended and Restated Note and the Loan Documents, as amended hereby, to which it is a party have been duly authorized by all necessary action and do not and will not: (a) require any consent or approval of its shareholders; (b) contravene its certificate of incorporation and bylaws; (c) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or any of its Subsidiaries or Affiliates; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Borrower is a party or by which it or its properties may be bound or affected;
(e) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by such Borrower; or (f) cause the Borrower (or any Subsidiary or Affiliate, as the case may be) to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.


                  II. This Amendment, the Amended and Restated Note and each other Loan Document, as amended hereby, to which the Borrower is a party is, or when delivered under this Amendment will be, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.


                  III. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened, against or affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the ability of the Borrower to perform its obligation under this Amendment, the Amended and Restated Promissory Note or any of the other Loan Documents, as amended hereby.


            SECTION

1         REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS.

                  I. Upon the effectiveness of Section 1 hereof, on and after the date hereof each reference in the Existing Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference in the other Loan Documents to the Credit Agreement and Note, shall mean and be a reference to the Existing Credit Agreement and Note, as amended hereby. In addition, each reference in the other Loan Documents to the "Loan Documents" shall mean and be a reference to the Existing Credit Agreement and Note, as amended hereby, together with each of the other documents to be delivered pursuant to Section 2 of this Amendment.


                  II. Except as specifically amended above and except to the extent that any of the Loan Documents are substituted for and replaced by the documents to be delivered pursuant to Section 2 of this Amendment, the Existing Credit Agreement and the Note, and all other Loan Documents, shall remain in full force and effect and are hereby ratified and confirmed.


                  III. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Bank under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.


            SECTION

1         COSTS, EXPENSES AND TAXES.  The Borrower agrees to pay on
demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment, the Amended and Restated Note and the other instruments and documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 5. In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment, the Amended and Restated Note and the other instruments and documents to be delivered hereunder, and agree to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

            SECTION 1.11837.11838.63.0 EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.


            SECTION 2.11837.11838.63.0 GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Connecticut.


            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                         STANDARD MANAGEMENT CORPORATION



                         BySTEPHEN M. COONS
                             Name:  Stephen M. Coons, Esq.
                             Title:  Executive Vice President and General
                                      Counsel


                         FLEET NATIONAL BANK


                         By MILDRED CHAVARRIA JONES
                            Name:  Mildred Chavarria Jones
                            Title:  Vice President